FORM 8 – K

CURRENT REPORT

Pursuant to Section 13 or 15 (d) of

The Securities Exchange Act of 1934

Date of Report

(Date of earliest

event reported):

October 20, 2003

Carmina Technologies Inc.

(Exact name of registrant as specified in its charter)

Utah	0-30685	870305395
(State or other jurisdiction of incorporation)	(Commission File Number)	(IRS Employer Identification No.)

810, 540 5th Avenue SW, Calgary, Alberta, Canada T2P 0M2

(Address of principal executive offices, including zip code)

(403) 269-5369

(Registrant's telephone number)

Item 5.

Other Events

October 20, 2003 President's Report to Shareholders

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

CARMINA TECHNOLOGIES INC.

Date:

October 22, 2003

By:

 /s/  John M. Alston

-------------------------------------------

John M. Alston

President and Chief Executive Officer

October 20, 2003

Report to Shareholders:

 I am pleased to inform you that Carmina's ASSUR inspection monitoring system has been accepted for installation at a number of sites in Canada, including three Regional Health Units in Ontario and a food processing plant owned by a multi-national agri-food corporation.  Additionally we expect over the next three months to close contracts with four additional Health Units, five multi-plant food processors, port authorities in the UK and an international airline.  Carmina's participation in trade shows and other sales and marketing activities have generated hundreds of leads since June 2003. The marketing group has had initial contact and continuing discussion with over one hundred interested prospective clients. Additional contacts are being generated each week.

To handle this flood of potential new business we are ramping up our sales and support staff, which with support from our UK distributor and from our strategic ally, Guelph Food Technology Centre, we expect will generate software sales of $25 million next year, yielding a gross profit of over $ 15 million.

It is clear that the versatile ASSUR technology can provide the solution demanded by industry and regulatory authorities for an automated and monitored data gathering and analyzing system capable of serving a wide spectrum of applications tied to public health and safety.  Our marketing program focused on the following sectors:

1.

Public regulatory authorities such as Health Units, Port Authorities, and Civic Administrations;

2.

Public authorities mandated with homeland security, customs and transportation requiring real time, mineable data bases;

3.

 Food industry participants requiring assurance that their products meet quality standard thus protecting brand and corporate reputations; and

4.

Corporate safety programs.

      .....2

2.

Revenue will be generated by:

1.

Our Canadian based sales force;

2.

Select distributors in the UK, Europe and, eventually, Asia; and

3.

Strategic alliances with inspection auditors such as Guelph Food Technology Centre and their equivalents in the US and elsewhere.

We are currently holding discussions with parties who have expressed interest in providing the $3 million in working capital we estimate will be needed to handle the expected surge in growth in our business.

Our technology currently leads in its field.  Regulators and industry are awake to the urgent need to upgrade their inspection processes.  Every incident of infectious disease (SARS, West Nile), contamination (meat packers and water systems), insect pests (longhorn beetles), and smuggling (drugs and people) increases the pressure to upgrade.  As a result we see the market growth for our ASSUR systems continuing to accelerate.

As for competition, based on discussions I have held with our Director of Technology, it is our consensus that any would-be competitors would face an expensive two-year catch up.  Thus companies that might become serious about getting into the market are more likely to consider us a takeover target instead of attempting to develop their own technology.

You will be kept abreast of developments.

Sincerely,

John M. Alston, President

Safe Harbor/Forward Looking Statements Disclaimer

This announcement contains "forward-looking statements."  Words such as "anticipate," "believe," "estimate," "expect" and other similar expressions as they relate to the Company and its management are intended to identify such forward-looking statements.  Although the Company and its management believe that the statements contained in this announcement are reasonable, it can give no assurances that such statements will prove correct.  Factors that could affect the occurrence of events or results discussed herein are included with those mentioned in the Company's filings with the Securities and Exchange Commission.